UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended LLC Agreement

On December 13, 2013, Cheniere Energy, Inc. (“Cheniere”) entered into the Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC (“Holdings”). A description of the Amended and Restated Limited Liability Company Agreement (the “Amended LLC Agreement”) is contained in the section entitled “Description of Our Company Agreement and Cheniere Partners’ Partnership Agreement—Our Limited Liability Company Agreement” in the final prospectus of Holdings, dated December 12, 2013 (File No. 333-191298) and filed with the Securities and Exchange Commission on December 16, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, and is incorporated into this Item 1.01 by reference.

The description of the Amended LLC Agreement incorporated into this Current Report on Form 8-K is qualified in its entirety by reference to such Amended LLC Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

GP Holdco LLC Agreement

On December 13, 2013, Holdings and Cheniere LNG Terminals, LLC, a wholly-owned subsidiary of Cheniere, entered into the Amended and Restated Limited Liability Company Agreement (the “GP Holdco LLC Agreement”) of Cheniere GP Holding Company, LLC (“GP Holdco”). Under the GP Holdco LLC Agreement, Cheniere indirectly owns 100% of the economic interests in GP Holdco, and Holdings owns a non-economic voting interest in GP Holdco. Holdings controls GP Holdco through its non-economic voting interest in GP Holdco, which entitles Holdings to appoint three of the four members of the board of directors of GP Holdco.

Currently, GP Holdco is entitled to appoint four of the eleven members of the board of directors of the general partner of Cheniere Energy Partners, L.P. (“Cheniere Partners”). If, at any time, the number of members of the board of directors of Cheniere Partners’ general partner that Cheniere and its affiliates are entitled to appoint increases, GP Holdco will have the right to appoint those additional members.

The members of the board of directors of Cheniere Partners’ general partner that GP Holdco appoints must be approved by a majority of GP Holdco’s board of directors. Because Holdings’ non-economic voting interest in GP Holdco entitles Holdings to appoint three of the four members of GP Holdco’s board of directors, the directors that Holdings appoints to the board of GP Holdco will have the ability to appoint each member of the board of directors of Cheniere Partners’ general partner that GP Holdco is entitled to appoint.

Upon the occurrence of certain events resulting in the separation of Holdings and Cheniere, Holdings’ non-economic voting interest in GP Holdco will be extinguished. If Holdings’ non-economic voting interest in GP Holdco is extinguished, Cheniere will indirectly be the sole owner of GP Holdco and will be entitled to elect each of the members of the board of directors of GP Holdco. At this time, Cheniere would indirectly control the appointment of all of the members of the board of directors of Cheniere Partners’ general partner that Cheniere and its affiliates are entitled to appoint, which is currently four of the eleven board members, and Holdings would not be entitled to appoint any members of the board of directors of Cheniere Partners’ general partner.

The foregoing description of the GP Holdco LLC Agreement is qualified in its entirety by reference to such GP Holdco LLC Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Relationships

Each of Holdings, GP Holdco, Cheniere Partners and Cheniere LNG Terminals, LLC are direct or indirect subsidiaries of Cheniere. As a result, certain individuals, including officers and directors of Cheniere, serve as officers and/or directors of more than one of each such entity. As described above, Cheniere and Holdings are parties to the Amended LLC Agreement and Holdings and Cheniere LNG Terminals, LLC are parties to the GP Holdco LLC Agreement. Cheniere owns 195,700,000 common shares representing limited liability company interests in Holdings as well as the sole share entitled to vote in the election of directors of Holdings, and therefore controls the management of Holdings. In addition, Cheniere LNG Terminals, LLC owns 100% of the economic interests in GP Holdco.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC, dated December 13, 2013 (incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners LP Holdings, LLC’s Current Report on Form 8-K (SEC File No. 001-36234) filed on December 18, 2013).

10.2	Amended and Restated Limited Liability Company Agreement of Cheniere GP Holding Company, LLC, dated December 13, 2013 (incorporated by reference to Exhibit 10.3 to Cheniere Energy Partners LP Holdings, LLC’s Current Report on Form 8-K (SEC File No. 001-36234) filed on December 18, 2013).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 18, 2013	By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC, dated December 13, 2013 (incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners LP Holdings, LLC’s Current Report on Form 8-K (SEC File No. 001-36234) filed on December 18, 2013).

10.2	Amended and Restated Limited Liability Company Agreement of Cheniere GP Holding Company, LLC, dated December 13, 2013 (incorporated by reference to Exhibit 10.3 to Cheniere Energy Partners LP Holdings, LLC’s Current Report on Form 8-K (SEC File No. 001-36234) filed on December 18, 2013).